UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2016

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders at Time Warner Inc.'s (the "Company") Annual Meeting of Shareholders held on June 17, 2016 are as follows:

1.	Election of Directors:	For	Against	Abstentions	Broker Non-Votes

	James L. Barksdale	609,313,891	8,373,985	889,148	59,643,134

	William P. Barr	612,652,550	5,171,070	753,404	59,643,134

	Jeffrey L. Bewkes	597,229,719	16,918,928	4,428,377	59,643,134

	Stephen F. Bollenbach	605,536,137	12,212,866	828,021	59,643,134

	Robert C. Clark	605,843,584	11,175,763	1,557,677	59,643,134

	Mathias Döpfner	605,002,229	12,887,192	687,603	59,643,134

	Jessica P. Einhorn	610,757,823	7,152,173	667,028	59,643,134

	Carlos M. Gutierrez	616,433,291	1,486,959	656,774	59,643,134

	Fred Hassan	611,427,062	6,476,517	673,445	59,643,134

	Paul D. Wachter	612,981,489	4,959,792	635,743	59,643,134

	Deborah C. Wright	613,104,872	4,818,053	654,099	59,643,134

	Under the Company's By-laws, each of the directors was elected, having received "for" votes from a majority of the votes duly cast by the holders of the outstanding shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), with respect to such director.

2.	Ratification of appointment of Ernst & Young LLP as independent auditor	For	Against	Abstentions
		671,743,071	5,697,288	779,799

	The appointment of Ernst & Young LLP was ratified, having received "for" votes from a majority of the votes duly cast by the holders of Common Stock.

3.	Advisory vote to approve named executive officer compensation	For	Against	Abstentions	Broker Non-Votes
		581,834,592	34,098,804	2,643,628	59,643,134

	The proposal was approved, on an advisory basis, having received "for" votes from a majority of the votes duly cast by the holders of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Howard M. Averill
Name: Howard M. Averill
Title: Executive Vice President and
Chief Financial Officer

Date:  June 23, 2016